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                                                                   EXHIBIT 21.01

                             BROOKS AUTOMATION, INC.
                         Subsidiaries of the Registrant

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Name                                            Jurisdiction
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
1325949 Ontario Inc.                            Canada
AutoSimulations Ltd.                            United Kingdom
Auto-Soft Ltd.                                  Scotland
Brooks Automation Asia Ltd.                     Korea
Brooks Automation (Belgium)NV                   Belgium
Brooks Automation (Canada), Inc.                Canada
Brooks Automation (France) SAS                  France
Brooks Automation (Germany) GmbH                Germany
Brooks Automation Holding (Belgium) BV B.A.     Belgium
Brooks Automation Holding (Germany) GmbH        Germany
Brooks Automation (Ireland) Ltd.                Ireland
Brooks Automation Israel, Inc.                  Israel
Brooks Automation (Japan)  K.K.                 Japan
Brooks Automation Korea, Ltd.                   Korea
Brooks Automation Luxembourg S.A.R.L.           Luxembourg
Brooks Automation (Malaysia)  SDN. BHD.         Malaysia
Brooks Automation Offshore International        Caymans
Brooks Automation (Singapore)  Pte Ltd.         Singapore
Brooks Automation (Taiwan) Company Ltd.         Taiwan
Brooks Automation (The Netherlands)  B.V.       The Netherlands
Brooks Automation (UK) Ltd.                     United Kingdom
Hermos Informatik  GmbH                         Germany
Interval Logic Corporation                      Massachusetts
PRI Automation SDN. BHD.                        Malaysia
PRI Automation Ltd.                             Ireland
PRI Automation Ltd.                             UK
PRI Korea Limited                               Korea
PRI Holdings, Inc.                              Massachusetts
PRI International Holdings, Inc.                Massachusetts
PRI Switzerland, Inc.                           Massachusetts
PRI Automation Switzerland AG                   Switzerland
Promis Systems Corp. Ltd.                       Hong Kong
Promis Systems Corp. Ltd.                       Singapore
Promis Systems Corp. (UK) Ltd.                  UK
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